FORM OF CUSTODIAN SERVICES AGREEMENT
	This Agreement is made as of____________, 199__ by and between_____________, a ____________ corporation
(the "Fund") and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC Bank").
	The Fund is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund wishes to retain PNC
Bank to provide custodian services and PNC Bank wishes to furnish such services, either directly or through an affiliate or affiliates, as more fully described herein.
 In consideration of the premises and mutual covenants herein contained, the parties agree as follows:
	1.  Definitions.
		(a)    "Authorized Person".  The term
"Authorized Person" shall mean any officer of the Fund and any other person, who is duly authorized by the Fund's Governing Board, to give Oral and Written
Instructions on behalf of the Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix, as such Appendix may be amended in writing by the Fund's Governing Board from time to time.
		(b)  "Book-Entry System".  The term
"Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.

		(c)  "CFTC".  The term "CFTC" shall mean
the Commodities Futures Trading Commission.
		(d)  "Governing Board".  The term
"Governing Board" shall mean the Fund's Board of
Directors if the Fund is a corporation or the Fund's
Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof.
		(e)  "Oral Instructions".  The term "Oral
Instructions" shall mean oral instructions received by
PNC Bank from an Authorized Person or from a person
reasonably believed by PNC Bank to be an Authorized
Person.
		(f)  "SEC".  The term "SEC" shall mean the
Securities and Exchange Commission.
		(g)  "Securities and Commodities Laws".
The term "Securities and Commodities Laws" shall mean
the "1933 Act" which shall mean the Securities Act of
1933, the "1934 Act" which shall mean the Securities
Exchange Act of 1934, the 1940 Act, and the "CEA" which
shall mean the Commodities Exchange Act, each as
amended.
       	(h)  "Shares".  The term "Shares" shall
mean the shares of stock of any series or class of the
Fund, or, where appropriate, units of beneficial
interest in a trust where the Fund is organized as a
Trust.
		(i)  "Property".  The term "Property" shall
mean:
 			(i)	any and all securities and
other investment items which
the Fund may from time to time
deposit, or cause to be
deposited, with PNC Bank or
which PNC Bank may from time to
time hold for the Fund;
		    (ii)	all income in respect of any of
such securities or other
investment items;
		   (iii)	all proceeds of the sale of any
of such securities or
investment items; and
		    (iv)	all proceeds of the sale of
securities issued  by the Fund,
which are received by PNC Bank
from time to time, from or on
behalf of the Fund.
		(j)  "Written Instructions".  The term
"Written Instructions" shall mean written instructions
signed by one Authorized Person and received by PNC
Bank.  The instructions may be delivered by hand, mail,
tested telegram, cable, telex or facsimile sending
device.
	2.  Appointment.  The Fund hereby appoints PNC
Bank to provide custodian services to the Fund, and PNC
Bank accepts such appointment and agrees to furnish such
services.
	3.  Delivery of Documents.  The Fund has provided
or, where applicable, will provide PNC Bank with the
following:
 		(a)  certified or authenticated copies of
the resolutions of the Fund's Governing Board, approving
the appointment of PNC Bank or its affiliates to provide
services;
		(b)  a copy of the Fund's most recent
effective registration statement;
		(c)  a copy of the Fund's advisory
agreement or agreements;
		(d)  a copy of the Fund's distribution
agreement or  agreements;
		(e)  a copy of the Fund's administration
agreements if PNC Bank is not providing the Fund with
such services;    				(f)  copies of any
shareholder servicing agreements made in respect of the
Fund; and
		(g)  certified or authenticated copies of
any and all amendments or supplements to the foregoing.
 	4.  Compliance with Government Rules and
Regulations.  	PNC Bank undertakes to comply with
all applicable requirements of the Securities and
Commodities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to all duties to be performed by PNC Bank
hereunder.  Except as specifically set forth herein, PNC
Bank assumes no responsibility for such compliance by
the Fund.
   	5.  Instructions.  Unless otherwise provided in
this Agreement, PNC Bank shall act only upon Oral and
Written Instructions.  PNC Bank shall be entitled to
rely upon any Oral and Written Instructions it receives
from an Authorized Person (or from a person reasonably
believed by PNC Bank to be an Authorized Person)
pursuant to this Agreement.  PNC Bank may assume that
any Oral or Written Instructions received hereunder are
not in any way inconsistent with the provisions of
organizational documents or this Agreement or of any
vote, resolution or proceeding of the Fund's Governing
Board or of the Fund's shareholders.
	The Fund agrees to forward to PNC Bank Written Instructions confirming Oral Instructions so that PNC
Bank receives the Written Instructions by the close of
business on the same day that such Oral Instructions are
received.  The fact that such confirming Written
Instructions are not received by PNC Bank shall in no
way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions.
	The Fund further agrees that PNC Bank shall incur
no liability to the Fund in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.
	6.  Right to Receive Advice.
		(a)  Advice of the Fund.  If PNC Bank is in
doubt as to any action it should or should not take, PNC
Bank may request directions or advice, including Oral or
Written Instructions, from the Fund.
    		(b)  Advice of Counsel.  If PNC Bank shall
be in doubt as to any questions of law pertaining to any
action it should or should not take, PNC Bank may
request advice at its own cost from such counsel of its
own choosing (who may be counsel for the Fund, the
Fund's advisor or PNC Bank, at the option of PNC Bank).
		(c)  Conflicting Advice.  In the event of a
conflict between directions, advice or Oral or Written Instructions PNC Bank receives from the Fund, and the advice it receives from counsel, PNC Bank shall be
entitled to rely upon and follow the advice of counsel.
		(d)  Protection of PNC Bank.  PNC Bank
shall be protected in any action it takes or does not
take in reliance upon directions, advice or Oral or
Written Instructions it receives from the Fund or from
counsel and which PNC Bank believes, in good faith, to
be consistent with those directions, advice or Oral or
Written Instructions.
	Nothing in this paragraph shall be construed  so
as to impose an obligation upon PNC Bank (i) to seek
such directions, advice or Oral or Written Instructions,
or (ii) to act in accordance with such directions,
advice or Oral or Written Instructions unless, under the
terms of other provisions of this Agreement, the same is
a condition of PNC Bank's properly taking or not taking
such action.
    	7.  Records.  The books and records pertaining to
the Fund which are in the possession of PNC Bank, shall
be the property of the Fund.  Such books and records
shall be prepared and maintained as required by the 1940
Act and other applicable securities laws, rules and
regulations.  The Fund, or the Fund's Authorized
Persons, shall have access to such books and records at
all time during PNC Bank's normal business hours.  Upon
the reasonable request of the Fund, copies of any such
books and records shall be provided by PNC Bank to the
Fund or to an Authorized Person of the Fund, at the
Fund's expense.
	8.  Confidentiality.  PNC Bank agrees to keep
confidential all records of the Fund and information
relative to the Fund and its shareholders (past, present
and potential), unless the release of such records or
information is otherwise consented to, in writing, by
the Fund.  The Fund agrees that such consent shall not
be unreasonably withheld and may not be withheld where
PNC Bank may be exposed to civil or criminal contempt
proceedings or when required to divulge.  The Fund
further agrees that, should PNC Bank be required to
provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PNC Bank
shall not be required to seek the Fund's consent prior
to disclosing such information.
	9. Cooperation with Accountants. PNC Bank shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance
of its obligations under this Agreement to ensure that
the necessary information is made available to such
accountants for the expression of their opinion, as
required by the Fund.
	10.  Disaster Recovery.  PNC Bank shall enter into
and shall maintain in effect with appropriate parties
one or more agreements making reasonable provision for
emergency use of electronic data processing equipment to
the extent appropriate equipment is available.  In the
event of equipment failures, PNC Bank shall, at no
additional expense to the Fund, take reasonable steps to
minimize service interruptions but shall have no
liability with respect thereto.
	11.  Compensation.  As compensation for custody
services rendered by PNC Bank during the term of this
Agreement, the Fund will pay to PNC Bank a fee or fees
as may be agreed to from time to time in writing by the
Fund and PNC Bank.
  	12.  Indemnification.  The Fund agrees to
indemnify and hold harmless PNC Bank and its nominees
from all taxes, charges, expenses, assessment, claims
and liabilities (including, without limitation,
liabilities arising under the Securities and Commodities
Laws and any state and foreign securities and blue sky
laws, and amendments thereto, and expenses, including
(without limitation) attorneys' fees and disbursements,
arising directly or indirectly from any action which PNC
Bank takes or does not take (i) at the request or on the
direction of or in reliance on the advice of the Fund or
(ii) upon Oral or Written Instructions.  Neither PNC
Bank, nor any of its nominees, shall be indemnified
against any liability to the Fund or to its shareholders
(or any expenses incident to such liability) arising out
of PNC Bank's own willful misfeasance, bad faith,
negligence or reckless disregard of its duties and
obligations under this Agreement.
	13.  Responsibility of PNC Bank.  PNC Bank shall
be under no duty to take any action on behalf of the
Fund except as specifically set forth herein or as may
be specifically agreed to by PNC Bank, in writing.  PNC
Bank shall be obligated to exercise care and diligence
in the performance of its duties hereunder, to act in
good faith and to use its best effort, within reasonable
limits, in performing services provided for under this
Agreement.  PNC Bank shall be responsible for its own
negligent failure to perform its duties under this
Agreement. Notwithstanding the foregoing, PNC Bank shall
not be responsible for losses beyond its control,
provided that PNC Bank has acted in accordance with the
standard of care set forth above; and provided further
that PNC Bank shall only be responsible for that portion
of losses or damages suffered by the Fund that are
attributable to the negligence of PNC Bank.
	Without limiting the generality of the foregoing
or of any other provision of this Agreement, PNC Bank,
in connection with its duties under this Agreement,
shall not be under any duty or obligation to inquire
into and shall not be liable for (a) the validity or
invalidity or authority or lack thereof of any Oral or
Written Instruction, notice or other instrument which
conforms to the applicable requirements of this
Agreement, and which PNC Bank reasonably believes to be
genuine; or (b) delays or errors or loss of data
occurring by reason of circumstances beyond PNC Bank's
control, including acts of civil or military authority,
national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or
power supply.
	Notwithstanding anything in this Agreement to the contrary, PNC Bank shall have no liability to the Fund for any consequential, special or indirect losses or
damages which the Fund may incur or suffer by or as a
consequence of PNC Bank's performance of the services
provided hereunder, whether or not the likelihood of
such losses or damages was known by PNC Bank.
	14.  Description of Services.
		(a)  Delivery of the Property.  The Fund
will deliver or arrange for delivery to PNC Bank, all
the property owned by the Fund, including cash received
as a result of the distribution of its Shares, during
the period that is set forth in this Agreement.  PNC
Bank will not be responsible for such property until
actual receipt.
		(b)  Receipt and Disbursement of Money.
PNC Bank, acting upon Written Instructions, shall open
and maintain separate account(s) in the Fund's name
using all cash received from or for the account of the
Fund, subject to the terms of this Agreement.  In
addition, upon Written Instructions, PNC Bank shall open
separate custodial accounts for each separate series,
class or portfolio of the Fund and shall hold in such
account(s) all cash received from or for the accounts of
the Fund specifically designated to each separate
series, class or portfolio.  PNC Bank shall make cash
payments from or for the account of the Fund only for:
			(i)	purchases of securities in the
name of the Fund or PNC Bank or
PNC Bank's nominee as provided
in sub-paragraph j and for
which PNC Bank has received a
copy of the broker's or
dealer's confirmation or
payee's invoice, as
appropriate;
		    (ii)	purchase or redemption of
Shares of the Fund   delivered
to PNC Bank;
		   (iii)	payment of, subject to Written
Instructions, interest, taxes,
administration, accounting,
distribution, advisory,
management fees or similar
expenses which are to be borne
by the Fund;
		    (iv)	payment to, subject to receipt
of Written Instructions, the
Fund's transfer agent, as agent
for the shareholders, an amount
equal to the amount of
dividends and distributions
stated in the Written
Instructions to be distributed
in cash by the transfer agent
to shareholders, or, in lieu of
paying the Fund's transfer
agent, PNC Bank may arrange for
the direct payment of cash
dividends and distributions to
shareholders in accordance with
procedures mutually agreed upon
from time to time by and among
the Fund, PNC Bank  and the
Fund's transfer agent;
			(v)	payments, upon receipt of
Written Instructions, in
connection with the conversion,
exchange or surrender of
securities owned or subscribed
to by the Fund and held by or
delivered to PNC Bank;
		    (vi)	payments of the amounts of
dividends received  with
respect to securities sold
short; payments made to a
sub-custodian pursuant to
provisions in sub-paragraph c
of this Paragraph; and
		  (viii)	payments, upon Written
Instructions made for other
proper Fund purposes.  PNC Bank
is hereby authorized to endorse
and collect all checks, drafts
or other orders for the payment
of money received as custodian
for the account of the Fund.
		(c)  Receipt of Securities.
			(i)	PNC Bank shall hold all
securities received  by it for
the account of the Fund in a
separate account that
physically segregates  such
securities from those of any
other   persons, firms or
corporations, except for
securities held in a Book-Entry
System.  All such   securities
shall be held or disposed of
only  upon Written Instructions
of the Fund  pursuant to the
terms of this Agreement.  PNC
Bank shall have no power or
authority to assign,
hypothecate, pledge or
otherwise dispose of any such
securities or investment,
except upon the express terms
of this Agreement and upon
Written Instructions,
accompanied by a certified
resolution of the Fund's
Governing Board, authorizing
the transaction.  In no case
may any member of the Fund's
Governing Board, or any
officer, employee or agent of
the Fund withdraw any
securities.  At PNC Bank's own
expense and for its own
convenience, PNC Bank may enter
into sub-custodian agreements
with other banks or trust
companies to perform duties
described in this sub-paragraph
c.  Such bank or trust company
shall have an aggregate
capital, surplus and undivided
profits, according to its last
published report, of at least
one million dollars
($1,000,000), if it is a
subsidiary or affiliate of PNC
Bank, or at least twenty
million dollars ($20,000,000)
if such bank or trust company
is not a subsidiary or
affiliate of PNC Bank.  In
addition, such bank or trust
company must agree to comply
with the relevant provisions of
the 1940 Act and other
applicable rules and
regulations.  PNC Bank shall
remain responsible for the
performance of all of its
duties as described in this
Agreement and shall hold the
Fund harmless from PNC Bank's
own (or any sub-custodian
chosen by PNC Bank under the
terms of this sub-paragraph c)
acts or omissions, under the
standards of care provided for
herein.
		(d)  Transactions Requiring Instructions.
Upon receipt of Oral or Written Instructions and not
otherwise, PNC Bank, directly or through the use of the
Book-Entry System, shall:
			(i)	deliver any securities held for
the Fund against the receipt of
payment for the sale of such
securities;
		    (ii)	execute and deliver to such
persons as may be  designated
in such Oral or Written
Instructions, proxies,
consents, authorizations, and
any other instruments whereby
the authority of the Fund as
owner of  any securities may be
exercised;
		   (iii)	deliver any securities to the
issuer thereof,  or its agent,
when such securities are
called, redeemed, retired or
otherwise become payable;
provided that, in any such
case, the cash or other
consideration is to be
delivered to PNC Bank;
		    (iv)	deliver any securities held for
the Fund against receipt of
other securities or cash issued
or paid in connection with the
liquidation, reorganization,
refinancing, tender offer,
merger, consolidation or
recapitalization of any
corporation, or the exercise of
any conversion privilege;
			(v)	deliver any securities held for
the Fund to  any protective
committee, reorganization
committee or other person in
connection with   the
reorganization, refinancing,
merger, consolidation,
recapitalization or sale of
assets of any corporation, and
receive and hold under the
terms of this Agreement such
certificates of deposit,
interim receipts or other
instruments or documents as may
be issued to it to evidence
such delivery;
		    (vi)	make such transfer or exchanges
of the assets  of the Fund and
take such other steps as  shall
be stated in said Oral or
Written Instructions to be for
the purpose of effectuating a
duly authorized plan of
liquidation, reorganization,
merger, consolidation or
recapitalization of the Fund;
		   (vii)	release securities belonging to
the Fund to  any bank or trust
company for the purpose of a
pledge or hypothecation to
secure any loan incurred by the
Fund; provided, however, that
securities shall be released
only upon payment to PNC Bank
of the monies borrowed, except
that in cases where additional
collateral is required to
secure a borrowing already made
subject to proper prior
authorization, further
securities may be released for
that purpose; and repay such
loan upon redelivery to it of
the securities pledged or
hypothecated therefor and upon
surrender of the note or notes
evidencing the loan;
		  (viii)	release and deliver securities
owned by the Fund in connection
with any repurchase agreement
entered into on behalf of the
Fund, but only on receipt of
payment therefor; and pay out
moneys of the Fund in
connection with such repurchase
agreements, but only upon the
delivery of the securities;
		    (ix)	release and deliver or exchange
securities owned by the Fund in
connection with any conversion
of such securities, pursuant to
their terms, into other
securities;
			(x)	release and deliver securities
owned by the Fund for the
purpose of redeeming in kind
shares of the Fund upon
delivery thereof to PNC Bank;
and
		    (xi)	release and deliver or exchange
securities owned by the Fund
for other corporate purposes.
PNC Bank must also receive a
certified resolution describing
the nature of the corporate
purpose and the name and
address of the person(s) to
whom delivery shall be made
when such action is pursuant to
sub-paragraph d above.
	(e)  Use of Book-Entry System.  The Fund shall
deliver to PNC Bank certified resolutions of the Fund's
Governing Board approving, authorizing and instructing
PNC Bank on a continuous and on-going basis, to deposit
in the Book-Entry System all securities belonging to the
Fund eligible for deposit therein and to utilize the
Book-Entry System to the extent possible in connection
with settlements of purchases and sales of securities by
the Fund, and deliveries and returns of securities
loaned, subject to repurchase agreements or used as
collateral in connection with borrowings.  PNC Bank
shall continue to perform such duties until it receives
Written or Oral Instructions authorizing contrary
actions(s).
	To administer the Book-Entry System properly, the following provisions shall apply:
			(i)	With respect to securities of
the Fund which are maintained
in the Book-Entry system,
established pursuant to this
sub-paragraph e hereof, the
records of PNC Bank shall
identify by Book-Entry or
otherwise those securities
belonging to the Fund.  PNC
Bank shall furnish the Fund a
detailed statement of the
Property held for the Fund
under this Agreement at least
monthly and from time to time
and upon written request.
		    (ii)	Securities and any cash of the
Fund deposited  in the
Book-Entry System will at all
times be  segregated from any
assets and cash controlled by
PNC Bank in other than a
fiduciary or custodian capacity
but may be commingled with
other assets held in such
capacities.  PNC Bank and its
sub-custodian, if any, will pay
out money only upon receipt of
securities and will deliver
securities only upon the
receipt of money.
		   (iii)	All books and records
maintained by PNC Bank  which
relate to the Fund's
participation in the Book-Entry
System will at all times during
PNC Bank's regular business
hours be open to the inspection
of the Fund's duly authorized
employees or agents, and the
Fund will be furnished with all
information in respect of the
services rendered to it as it
may require.
		    (iv)	PNC Bank will provide the Fund
with copies of any report
obtained by PNC Bank on the
system of internal accounting
control of the Book-Entry
System promptly after receipt
of such a report by PNC Bank.
PNC Bank will also provide the
Fund with such reports on its
own system of internal control
as the Fund may reasonably
request from time to time.
		(f)  Registration of Securities.  All
Securities held for the Fund which are issued or
issuable only in bearer form, except such securities
held in the Book-Entry System, shall be held by PNC Bank
in bearer form; all other securities held for the Fund
may be registered in the name of the Fund; PNC Bank; the Book-Entry System; a sub-custodian; or any duly appointed nominee(s) of the Fund, PNC Bank, Book-Entry
system or sub-custodian.  The Fund reserves the right to
instruct PNC Bank as to the method of registration and
safekeeping of the securities of the Fund.  The Fund
agrees to furnish to PNC Bank appropriate instruments to
enable PNC Bank to hold or deliver in proper form for
transfer, or to register its registered nominee or in
the name of the Book-Entry System, any securities which
it may hold for the account of the Fund and which may
from time to time be registered in the name of the Fund.
 PNC Bank shall hold all such securities which are not
held in the Book-Entry System in a separate account for
the Fund in the name of the Fund physically segregated
at all times from those of any other person or persons.
		(g)  Voting and Other Action.  Neither PNC
Bank nor its nominee shall vote any of the securities
held pursuant to this Agreement by or for the account of
the Fund, except in accordance with Written
Instructions.  PNC Bank, directly or through the use of
the Book-Entry System, shall execute in blank and
promptly deliver all notice, proxies, and proxy
soliciting materials to the registered holder of such
securities.  If the registered holder is not the Fund
then Written or Oral Instructions must designate the
person(s) who owns such securities.
		(h)  Transactions Not Requiring
Instructions.  In the absence of contrary Written
Instructions, PNC Bank is authorized to take the
following actions:
			(i)	Collection of Income and Other
Payments.
				(A)	collect and receive for
the account of the Fund,
all income, dividends,
distributions, coupons,
option premiums, other
payments and similar
items, included or to be
included in the Property,
and, in addition,
promptly advise the Fund
of such receipt and
credit such income, as
collected, to the Fund's
custodian account;
				(B)	endorse and deposit for
collection, in the name
of the Fund, checks,
drafts, or other orders
for the payment of money;
				(C)	receive and hold for the
account of the Fund all
securities received as a
 distribution on the
Fund's portfolio
securities as a result of
a stock dividend, share
split-up or
reorganization,
recapitalization,
readjustment or other
rearrangement or
distribution of rights or
similar securities issued
with respect to any
portfolio securities
belonging to the Fund
held by PNC Bank
hereunder;
				(D)	present for payment and
collect the amount
payable upon all
securities which may
mature or be called,
redeemed, or retired, or
otherwise become payable
on the date such
securities become
payable; and
				(E)	take any action which may
be necessary and proper
in connection with the
collection and receipt of
such income and other
payments and the
endorsement for
collection of checks,
drafts, and other
negotiable instruments.
		    (ii)  Miscellaneous Transactions.
				(A)	PNC Bank is authorized to
deliver or cause to be
delivered Property
against payment or other
consideration or written
receipt therefor in the
following cases:
					(1)	for examination by
a broker or dealer
selling for the
account of the
Fund in accordance
with street
delivery custom;
					(2)	for the exchange
of interim
receipts or
temporary
securities for
definitive
securities; and
					(3)	for transfer of
securities into
the name of the
Fund or PNC Bank
or nominee of
either, or for
exchange of
securities for a
different number
of
bonds,certificates
, or other
evidence,
representing the
same aggregate
face amount or
number of units
bearing the same
interest rate,
maturity date and
call provisions,
if any; provided
that, in any such
case, the new
securities are to
be delivered to
PNC Bank.
				(B)	Unless and until PNC Bank
receives Oral or Written
Instructions to the
contrary, PNC Bank shall:
					(1)	pay all income
items held by it
which call for
payment upon
presentation and
hold the cash
received by it
upon such payment
for the account of
the Fund;
					(2)	collect interest
and cash dividends
received, with
notice to the
Fund, to the
Fund's account;
					(3)	hold for the
account of the
Fund all stock
dividends, rights
and similar
securities issued
with respect to
any securities
held by PNC Bank;
and
					(4)	execute as agent
on behalf of
  the Fund all
necessary
ownership
certificates
required by the
Internal Revenue
Code or the Income
Tax Regulations of
the United States
Treasury
Department or
under the laws of
any State now or
hereafter in
effect, inserting
the Fund's name,
on such
certificate as the
owner of the
securities covered
thereby, to the
extent it may
lawfully do so.
		(i)  Segregated Accounts.
			(i)	PNC Bank shall upon receipt of
Written or Oral Instructions
establish and maintain
segregated account(s) on its
records for and on behalf of
the Fund.  Such account(s) may
be used to transfer cash and
securities, including
securities in the Book-Entry
System:
				(A)	for the purposes of
compliance by the Fund
with the procedures
required by a securities
or option exchange,
providing such procedures
comply with the 1940 Act
and any releases of the
SEC relating to the
maintenance of segregated
accounts by registered
investment companies; and

				(B)	Upon receipt of Written
Instructions, for other
proper corporate
purposes.
		    (ii)	PNC Bank may enter into
separate custodial agreements
with various futures commission
merchants ("FCMs") that the
Fund uses ("FCM Agreement").
Pursuant to an FCM Agreement,
the Fund's margin deposits in
any transactions involving
futures contracts and options
on futures contracts will be
held by PNC Bank in accounts
("FCM Account") subject to the
disposition by the FCM involved
in such contracts and in
accordance with the customer
contract between FCM and the
Fund ("FCM Contract"), SEC
rules and the rules of the
applicable commodities
exchange.  Such FCM Agreements
shall only be  entered into
upon receipt of Written
Instructions from the Fund
which state that:
				(A)	a customer agreement
between the FCM and  the
Fund has been entered
into; and
				(B)	the Fund is in compliance
with all the rules and
regulations of the CFTC.
Transfers of initial
margin shall be made into
a FCM Account only upon
Written Instructions;
transfers of premium and
variation margin may be
made  into a FCM Account
pursuant to Oral
Instructions.
Transfers of funds from a
FCM Account to the FCM
for which PNC Bank holds
such an account may only
occur upon certification
by the FCM to PNC Bank
that pursuant to the FCM
Agreement and the FCM
Contract, all conditions
precedent to its right to
give PNC Bank such
instructions have been
satisfied.
   (iii)	PNC Bank shall arrange for the
establishment  of IRA custodian
accounts for such share-
holders holding Shares through
IRA accounts, in accordance
with the Fund's prospectuses,
the Internal Revenue Code
(including regulations), and
with such other procedures as
are mutually agreed upon from
time to time by and among the
Fund, PNC Bank and the Fund's
transfer agent.
		(j)  Purchases of Securities.  PNC Bank
shall settle purchased securities upon receipt of Oral
or Written Instructions from the Fund or its investment
advisor(s) that specify:
	(i)	the name of the issuer and the
title of the securities,
including CUSIP number if
applicable;
	    (ii)	the number of shares or the
principal amount purchased and
accrued interest, if any;
	   (iii)	the date of purchase and
settlement;
		    (iv)	the purchase price per unit;
		(v)	the total amount payable upon
such purchase; and
		    (vi)	the name of the person from
whom or the broker through whom
the purchase was made. PNC Bank
shall upon receipt of
securities purchased by or for
the Fund pay out of the moneys
held for the account of the
Fund the total amount payable
to the person from whom or the
broker through whom the
purchase was made, provided
that the same conforms to the
total amount payable as set
forth in such Oral or Written
Instructions.
(k)  Sales of Securities.  PNC Bank shall
settle sold securities upon receipt of Oral or Written Instructions from the Fund that specify:
(i)	the name of the issuer and the
title of the security,
including CUSIP number if
applicable;
    (ii)	the number of shares or
principal amount sold, and
accrued interest, if any;
   (iii)	the date of trade, settlement
and sale;
    (iv)	the sale price per unit;
(v)	the total amount payable to the
Fund upon such sale;
	    (vi)	the name of the broker through
whom or the person to whom the
sale was made; and
   (vii)	the location to which the
security must be delivered and
delivery deadline, if any. PNC
Bank shall deliver the
securities upon receipt of the
total amount payable to the
Fund upon such sale, provided
that the total amount payable
is the same as was set forth in
the Oral or Written
Instructions.  Subject to the
foregoing, PNC Bank may accept
payment in such form as shall
be satisfactory to it, and may
deliver securities and arrange
for payment in accordance with
the customs prevailing among
dealers in securities.
		(l)  Reports.
			(i)	PNC Bank shall furnish the Fund
the following reports:
				(A)	such periodic and special
reports as the Fund may
reasonably request;
				(B)	a monthly statement
summarizing all
transactions and entries
for the account of the
Fund, listing the
portfolio securities
belonging to the Fund
with the adjusted average
cost of each issue and
the market value at the
end of such month, and
stating the cash account
of the Fund including
disbursement;
				(C)	the reports to be
furnished to the Fund
pursuant to Rule 17f-4;
and
				(D)	such other information as
may be agreed upon from
time to time between the
Fund and PNC Bank.
		    (ii)	PNC Bank shall transmit
promptly to the Fund any proxy
statement, proxy material,
notice of a call or conversion
or similar communication
received by it as custodian of
the Property. PNC Bank shall be
under no other obligation to
inform the Fund as to such
actions or events.
		(m)  Collections.  All collections of
monies or other property, in respect, or which are to
become part of the Property (but not the safekeeping
thereof upon receipt by PNC Bank) shall be at the sole
risk of the Fund.  If payment is not received by PNC
Bank within a reasonable time after proper demands have
been made, PNC Bank shall notify the Fund in writing,
including copies of all demand letters, any written
responses, memoranda of all oral responses and
telephonic demands thereto, and await instructions from
the Fund.  PNC Bank shall not be obliged to take legal
action for collection unless and until reasonably
indemnified to its satisfaction.  PNC Bank shall also
notify the Fund as soon as reasonably practicable
whenever income due on securities is not collected in
due course.
	15.  Duration and Termination.  This Agreement
shall continue until terminated by the Fund or by PNC
Bank on sixty (60) days' prior written notice to the
other party.  In the event this Agreement is terminated
(pending appointment of a successor to PNC Bank or vote
of the shareholders of the Fund to dissolve or to
function without a custodian of its cash, securities or
other property), PNC Bank shall not deliver cash,
securities or other property of the Fund to the Fund.
It may deliver them to a bank or trust company of PNC
Bank's choice, having an aggregate capital, surplus and
undivided profits, as shown by its last published
report, of not less than twenty million dollars
($20,000,000), as a custodian for the Fund to be held
under terms similar to those of this Agreement.  PNC
Bank shall not be required to make any such delivery or
payment until full payment shall have been made to PNC
Bank of all of its fees, compensation, costs and
expenses.  PNC Bank shall have a security interest in
and shall have a right of setoff against Property in the
Fund's possession as security for the payment of such
fees, compensation, costs and expenses.
	16.  Notices.  All notices and other
communications, including Written Instructions, shall be
in writing or by confirming telegram, cable, telex or
facsimile sending device.  Notice shall be addressed (a)
if to PNC Bank at PNC Bank's address: Airport Business
Center, International Court 2, 200 Stevens Drive,
Lester, Pennsylvania 19113, marked for the attention of
the Custodian Services Department (or its successor) (b)
if to the Fund, at the address of the Fund; or (c) if to
neither of the foregoing, at such other address as shall
have been notified to the sender of any such notice or
other communication.  If notice is sent by confirming
telegram, cable, telex or facsimile sending device, it
shall be deemed to have been given immediately.  If
notice is sent by first-class mail, it shall be deemed
to have been given five days after it has been mailed.
If notice is sent by messenger, it shall be deemed to
have been given on the day it is delivered.
	17.  Amendments.  This Agreement, or any term
hereof, may be changed or waived only by a written
amendment, signed by the party against whom enforcement
of such change or waiver is sought.     	18.
Delegation. PNC Bank may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or PNC Bank Corp., provided that (i) PNC Bank gives the
Fund thirty (30) days prior written notice; (ii) the delegate agrees with PNC Bank to comply with all relevant provisions of the 1940 Act; and (iii) PNC Bank and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the assignment, including
(without limitation) the capabilities of the delegate.

	19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall
constitute one and the same instrument.  	20.  Further
Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
	21. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

	This Agreement shall be deemed to be a contract made in Pennsylvania and governed by Pennsylvania law, without regard to principles of conflicts of law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.

						PNC BANK, NATIONAL
ASSOCIATION

						By:

	Title:


						[NAME OF FUND]



						By:

	Title:



	AUTHORIZED PERSONS APPENDIX


NAME (Type)
	SIGNATURE



39